UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): May 29, 2009
TERREMARK WORLDWIDE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12475	84-0873124

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Biscayne Tower
2 South Biscayne Boulevard, Suite 2800
Miami, Florida 33131

(Address of Principal Executive Office)
Registrant’s telephone number, including area code (305) 961-3200
One Biscayne Tower, 2 South Biscayne Boulevard, Suite 2900, Miami, Florida 33131

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 Unregistered Sales of Equity Securities.
     As previously reported, Terremark Worldwide, a Delaware corporation (the “Company”), entered into a subscription agreement, dated as of May 25, 2009 (the “Agreement”), by and between the Company and VMware Bermuda Limited (the “Investor”), a wholly-owned subsidiary of VMware, Inc., a Delaware corporation. On May 29, 2009, in accordance with the Agreement, the Company closed on the sale and issuance to the Investor of four million shares of the Company’s common stock, par value $0.001 per share (the “Shares”), for an aggregate purchase price of $20 million. The Shares were issued in reliance upon the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The Investor represented to the Company that it was an “accredited investor” as defined in Rule 501(a) of the Securities Act and that the Shares were being acquired for investment purposes and not with a view to distribution.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERREMARK WORLDWIDE, INC.
Date: June 1, 2009	By:	/s/ Jose A. Segrera
Jose A. Segrera
Chief Financial Officer

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